Exhibit 10.7

Power of Attorney

CHEN Haozhi, LIU Guanqun and MA Fei (the “Principals”) hold 100% equity interests of Beijing Chukong Technology Co., Ltd. (the “Company”), of which 45%m 45% and 10% is respectively held by CHEN Haozhi, LIU Guanqun and MA Fei. The Principals agree to authorize Beijing Chukong Aipu Technology Co., Ltd. (the “WFOE” or the “Attorney”) to exercise the right of shareholders corresponding to their holding of equity interests in the Company, and hereby irrevocably authorize the WFOE to exercise the rights as follows during the term of this Power of Attorney:

The Principals authorize the WFOE to exercise, on behalf of the Principals as holders of 100% equity interests of the Company, all rights of shareholder entitled to the Principals by law and under the Articles of the Company, including without limitation the right to call for shareholder’s meeting, accept any notice regarding the convention of shareholder’s meeting and meeting agenda, attend shareholder’s meeting and exercise all voting rights as holders of 100% equity interests of the Company (including acting as the proxy of the Principals to nominate and appoint the director, general manager, financial controller or other senior management of the Company, decide dividend distribution and any other matter), and to sell or transfer all equity interests of the Company held by the Principals.

The Attorney may designate any individual appointed by its board of directors to exercise any of the rights authorized by the Principals under this Agreement.

Unless the Business Operation Agreement jointly made by the Company, the Attorney and the Principals is early terminated for any reason, this Power of Attorney will have a term as long as the term of the Business Operation Agreement commencing on the date hereof. Upon expiry hereof and at request of the WFOE, the Attorney will extend the term hereof of validity hereof as requested by the WFOE.

Principals

CHEN Haozhi

By:	/s/ CHEN Haozhi

LIU Guanqun

By:	/s/ LIU Guanqun

MA Fei

By:	/s/ MA Fei

Attorney:	Beijing Chukong Aipu Technology Co., Ltd. (company seal)
By:	CHEN Haozhi
Legal Representative